UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant   ☒

Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐           Preliminary Proxy Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐           Definitive Proxy Statement

☒          Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

Wilhelmina International, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒          No fee required.

☐           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)           Title of each class of securities to which transaction applies:

(2)           Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)           Proposed maximum aggregate value of transaction:

(5)           Total fee paid:

☐           Fee paid previously with preliminary materials:

☐           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)           Amount previously paid:

(2)           Form, Schedule or Registration Statement No.:

(3)           Filing Party:

(4)           Date Filed:

On May 9, 2009, the Board of Directors of Wilhelmina International, Inc. (“Wilhelmina”) withdrew the Notice of Annual Meeting of Stockholders (the “Notice”) included with Wilhelmina’s proxy statement filed with the Securities and Exchange Commission on April 30, 2009, as subsequently amended (the “Proxy Statement”).  Wilhelmina’s Board of Directors resolved to withdraw the Notice after taking into account objections of certain stockholders to the timing of the Annual Meeting of Stockholders (the “Annual Meeting”), which had been scheduled to be held on June 4, 2009.  The Board also reviewed a notification by one director that he believed that, in light of such objections, a special meeting of Wilhelmina’s Board of Directors held for the purpose of scheduling the Annual Meeting and addressing certain related matters was not appropriately convened in accordance with Wilhelmina’s Restated Bylaws.  Consequently, the Annual Meeting will not be held on June 4, 2009, as set forth in the Proxy Statement.